EXHIBIT 99.1

COWLITZ BANK 2007 STOCK APPRECIATION PLAN

SECTION I PURPOSE

The 2007 Cowlitz Bank Stock Appreciation Plan (the “Plan”) has been established by Cowlitz Bancorporation (the “Bank”), a Washington bank, to: (a) attract and retain qualified employees and directors; (b) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (c) provide incentive compensation opportunities that are competitive with those of other banks; and (d) further align Participants’ interests with those of the Bank’s other shareholders through compensation that is based on the value of the Bank’s common stock; and thereby promote the long-term financial interest of the Bank, including the growth in value of the Bank’s equity and enhancement of long-term shareholder return.

SECTION II DEFINITIONS

    2.1 Definitions. When capitalized in the Plan, the following terms have the specified meanings:

         (a) Account. “Account” means the bookkeeping account maintained on the Bank’s records for each Participant to reflect the value of the Stock Appreciation Rights (or the value of the deemed investment account following conversion of the Stock Appreciation Rights) for such Participant.

         (b) Award. “Award” means an award of a Stock Appreciation Right under the Plan, as evidenced by a Notice of Award under the Plan (in a form approved by the Committee).

         (c) Bank. “Bank” means Cowlitz Bancorporation.

         (d) Beneficiary. “Beneficiary” means the person designated by the Participant to receive benefits under the Plan if the Participant dies before receiving his or her entire Account.

         (e) Board. “Board” means the Board of Directors of the Bank.

         (f) Change in Control. “Change in Control” means a change in the ownership or effective control of the Bank, or in the ownership of a substantial portion of the assets of the Bank, as such change is defined in Section 409A of the Code and regulations thereunder.

        (g) Code. “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

        (h) Committee. “Committee” means the Compensation Committee of the Board, which has been appointed by the Board to oversee administration of the Plan.

         (i) Disability. “Disability” means a Participant: (1) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (2) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Bank. Medical determination of Disability may be made by either the Social Security Administration or by the provider of an accident or health plan covering employees of the Bank. Upon the request of the Committee, the Participant must submit proof to the Committee of the Social Security Administration’s or the provider’s determination.

          (j) Effective Date. “Effective Date” means the date on which this Plan is approved by the Board.

         (k) Eligible Person. The term “Eligible Person” means an individual designated by the Board as eligible to participate in the Plan. Eligibility will be limited to a select group of management or highly compensated employees (of the Bank and its subsidiaries) as contemplated within the meaning of ERISA. The Eligible Persons as of the Effective Date are:

(1) the members of the Board;
(2) the Chief Executive Officer;
(3) the Chief Credit Administrator;
(4) the Chief Financial Officer;
(5) the Executive Vice President/Operations;
(6) the members of the Executive Management Committee;
(7) the Senior Vice President/Commercial Lending Managers;
(8) the Senior Vice President/International Banking; and
(9) the Senior Vice President/Trust Department Manager.

         (l) Fair Market Value. “Fair Market Value” means the market value of a share of Stock as of a Valuation Date, determined using the following method:

(1) If the principal market for the Stock is a national securities exchange or the NASDAQ stock market, then the “Fair Market Value” shall be the closing sales price of the Stock on the first trading day preceding the Valuation Date on the principal exchange or market on which the
Stock is then listed or admitted to trading.

(2) If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the NASDAQ stock market, the “Fair Market
Value” shall be the average between the highest bid and lowest asked prices for the Stock on the first trading day immediately preceding the Valuation Date as reported on the NASDAQ OTC
Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

        (m) Participant. “Participant” means an Eligible Person who has an Account under the Plan.

         (n) Plan. “Plan” means the 2007 Cowlitz Bank Stock Appreciation Rights Plan, as set forth in this document and as amended from time to time.

        (o) SAR or Stock Appreciation Right. “SAR” or “Stock Appreciation Right” means a stock appreciation right granted in accordance with Section IV.

        (p) Stock. “Stock” means the common stock of Cowlitz Bancorporation.

        (q) Terminate, Termination and Termination Date. “Terminate” and “Termination” mean that an employee terminates employment with the Bank or a director ceases to be a member of the Board. If a Participant is both an employee and a director, “Terminate” and “Termination” mean the later of (1) the

Participant’s termination of employment, or (2) termination as a member of the Board. An employee’s or director’s Termination Date shall be the date the individual last performs services for the Bank (or its subsidiaries) in conjunction with a Termination; provided, however, that a Termination Date does not occur if:

(A) the Participant continues to provide services as an employee of the Bank at an annual rate that is twenty percent (20%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or, if employed less than three years, such lesser period) and the annual remuneration for such services is twenty percent (20%)
or more of the average annual remuneration earned during the final three full calendar years of employment (or, if less, such lesser period); or

(B) the Participant continues to provide services to the Bank in a capacity other than as an employee of the Bank at an annual rate that is fifty percent (50%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment
(or if employed less than three years, such lesser period) and the annual remuneration for such services is fifty percent (50%) or more of the average annual remuneration earned during the final three full calendar years of employment (or if less, such lesser period).

          (r) Valuation Date. “Valuation Date” means the date on which the value of a share of Stock is determined for purposes an Award or conversion of an Award under of this Plan.

     2.2 Interpretation. Wherever the fulfillment of the intent and purpose of this Plan requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

SECTION III PARTICIPATION

Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, the Eligible Persons who will be granted one or more Awards under the Plan. Upon receiving an Award, an Eligible Person shall become a Participant in the Plan and shall continue to be a Participant until his or her entire interest in the Plan is distributed.

SECTION IV STOCK APPRECIATION RIGHTS

     4.1 Characteristics. A “Stock Appreciation Right” or “SAR” is a right that entitles the Participant to receive, in cash and under the conditions and at the time and form payable under the Plan, the value equal to the excess, if any, of: (i) the Fair Market Value of a share of Stock on a Valuation Date; over (ii) the Fair Market Value of a share of Stock on the date of an Award. Stock Appreciation Rights do not have dividend or voting rights or any other rights of the owner of an actual share of Stock.

     4.2 Awards. The Committee shall make Awards under this Plan by issuing a Notice of Award to Participants. Awards under this Plan shall be in the form of Stock Appreciation Rights, which shall be credited to a separate bookkeeping account for each Participant to track the value of the Stock Appreciation Rights for that Participant. Each Stock Appreciation Right shall be assigned an initial value equal to the Fair Market Value of one share of Stock on the date of the Award. The Committee has discretion to vary the terms of an Award based on each Participant’s situation and the best interests of the Bank. The Notice of Award may include such provisions as the Committee deems necessary to comply with the terms of an employment agreement between a Participant and the Bank.

     4.3 Adjustments. In the event of a change in the outstanding shares of Stock due to, for example, a stock dividend or stock split, recapitalization, reorganization, exchange of shares, or other similar corporate change, the Committee shall make appropriate adjustments in the number of Stock Appreciation Rights awarded to Participants before the effective date of the change. Any adjustments made by the Committee are conclusive and binding for all Plan purposes.

    4.4 Vesting.

         (a) General Schedule. Awards under this Plan shall be vested under the following schedule, provided that the Participant continues to be employed by the Bank (or continues to be a director of the Bank, as the case may be) at the applicable time:

Time	Vesting Percentage

The date of the Award	20%

The first anniversary of the date of the Award	40%

The second anniversary of the date of the Award	60%

The third anniversary of the date of the Award	80%

The fourth anniversary of the date of the Award	100%

The unvested portion of an Award shall be immediately forfeited upon the Participant’s Termination Date.

     (b) Accelerated Vesting. Stock Appreciation Rights not otherwise vested under (a) above shall become immediately 100% vested upon the occurrence of any of the following events while the Participant is employed by the Bank (or is a director of the Bank, as the case may be): (1) the Participant’s death or Disability, (2) a Change in Control, or (3) upon Participant’s retirement after attaining age 62 with at least five years of service with the Bank and executing an agreement not to compete with the Bank in a form acceptable to the Bank. An agreement not to compete contained in the Participant’s employment agreement shall be deemed to be acceptable to the Bank for purposes of this provision.

     (c) Discretionary Authority. The Committee has complete discretion and authority to change the vesting schedule for one or more Participants, which may include acceleration of vesting under current or prior Awards, to the extent such change is deemed to be in the best interests of the Bank.

     (d) Forfeiture for Felony Conviction. If a Participant is convicted of a felony related to his or her duties as an employee or director of the Bank, his or her entire Account shall be forfeited immediately upon entry of the conviction. If the felony conviction is reversed on appeal, the Participant’s Account shall be reinstated as if the conviction had never occurred.

     (e) Termination for Cause. If a Participant is Terminated “for cause,” then his or her unvested SARs shall be permanently forfeited, no further appreciation shall be credited to his or her Account after the Termination Date, the Participant’s distribution elections shall be automatically revoked, and the vested Account balance shall be distributed in a single lump sum as soon as practicable after the Termination Date. For purposes of this Plan, Termination “for cause” means Termination for any of the following reasons:

(1) commission of an intentional act of fraud, embezzlement, or theft that occurs while performing services as an employee or director of the Bank;

(2) intentional damage to the Bank’s assets;

(3) intentional breach of any of the Bank’s written policies, including policies regarding confidentiality;

(4) intentional breach of an employment agreement;

(5) willful and continued failure to substantially perform the Participant’s duties for the Bank
(other than as a result of Disability); or

(6) willful conduct by the Participant that is demonstrably and materially injurious to the Bank, whether monetarily or otherwise.

SECTION V CONVERSION TO INVESTMENT ACCOUNT

     5.1 Elective Conversion. At any time while employed by the Bank (or while serving as a director, as the case may be), a Participant may elect to convert all or a portion of his or her Stock Appreciation Rights into a deemed investment account. The conversion will be accomplished by determining the amount by which the Fair Market Value of one share of Stock on the Valuation Date immediately preceding the conversion date exceeds the Fair Market Value of the same share of Stock on the date that the Stock Appreciation Right was awarded to the Participant. This excess will then be credited to a bookkeeping account and will be credited with interest under 5.3 until distributed.

    5.2 Mandatory Conversion.

          (a) Termination of Employment for Reasons Other Than Retirement. If a Participant Terminates for a reason other than retirement at or after age 62 while he or she has vested Stock Appreciation Rights, the unvested Stock Appreciation Rights will be forfeited, and the Participant may elect to convert the vested Stock Appreciation Rights into a deemed investment account at any time within the six-month period beginning on the Participant’s Termination Date. If the Participant has any remaining vested Stock Appreciation Rights that have not been converted into a deemed investment account within six months after the Termination Date, those remaining Stock Appreciation Rights shall be converted automatically to a deemed investment account on the Valuation Date is 180 days after the Termination Date.

         (b) Retirement. Upon a Participant’s Termination after attaining age 62 while he or she has vested Stock Appreciation Rights, the Participant may elect to convert the vested Stock Appreciation Rights into a deemed investment account at any time within the twelve-month period beginning on the Participant’s Termination Date. If the Participant has any remaining vested Stock Appreciation Rights that have not been converted into a deemed investment account within twelve months after the Termination Date, those remaining Stock Appreciation Rights shall be converted automatically to a deemed investment account on the Valuation Date is 365 days after the Termination Date.

         (c) Ten-Year Rule. If a Participant has not sooner made an elective conversion or had a Termination Date, each vested Stock Appreciation Right shall be converted into a deemed investment account on the tenth anniversary of the date of each Award.

         (d) Valuation. The conversion will be accomplished by determining the amount by which the Fair Market Value of one share of Stock on the Valuation Date immediately preceding the mandatory conversion date exceeds the Fair Market Value of one share of Stock on the date that the Stock Appreciation Right was awarded to the Participant. This excess will then be credited to a bookkeeping account and will be credited with interest until distributed.

     5.3 Interest Crediting Rate. The rate of interest on deemed investment accounts shall be adjusted quarterly, shall be determined on the first business day of each calendar quarter and shall be the five-year LIBOR swap rate plus one percentage point. Interest shall be credited monthly. The Committee may provide for additional investment options to measure a rate of return on deemed investment accounts.

     5.4 Conversion Does Not Trigger Distribution. An elective or mandatory conversion does not affect the Participant’s right to receive a distribution from the Plan. Distributions are made only in accordance with Section VI.

SECTION VI PAYMENT

     6.1 Time and Form of Payment. Unless a Participant makes a different election under Section 6.2 or 6.3, a Participant’s Account shall be distributed beginning on his or her Termination Date (allowing for a reasonable administrative delay to process the distribution) and the distribution shall be paid in five substantially equal annual installments. If the Participant is a “key employee” as defined in Code Section 416(i) and regulations under Code Section 409A, and the distribution is made on account of the Participant’s termination of employment (for a reason other than death, Disability, or a Change in Control), the first installment may not be paid earlier than six months after the Participant’s Termination Date.

     6.2 Initial Election By Participant. No later than 30 days after a Participant is notified of an Award, the Participant may elect the time and the form of payment of the Account balance.

          (a) Time of Payment. The Participant may elect a scheduled distribution date, which may not be later than the later of (1) the January containing or next following the Participant’s 65th birthday; or (2) his or her Termination Date.

          (b) Form of Payment. The Participant may elect from the following forms of payment: single lump sum or substantially equal annual installments over five, ten, fifteen, or twenty years.

     6.3 Subsequent Election by Participant. A Participant may change his or her form of distribution determined under Section 6.1 or 6.2, provided that:

          (a) his or her change is filed with the Committee at least twelve months prior to the date that a payment would otherwise be made; and

          (b) the first payment made under the subsequently elected form of payment cannot be made sooner than five years after the date that a payment would have been made in the absence of this subsequent election.

For purposes of this Section 6.3, the payment date for a series of installment payments is treated as the date on which the first of such installment payments would be made under the terms of this Plan.

     6.4 Intervening Events. A Participant’s Account shall be distributed immediately in a single lump sum if, prior to the Participant’s Termination Date, any of the following events occurs:

(a) the Participant’s death; (b) a Change in Control; or (c) the Participant’s Disability.

In addition, in the event of a Termination “for cause,” the Participant’s Account shall be distributed in a single lump sum as soon as practicable after Termination, in accordance with Section 4.4(e)

     6.5 Unforeseeable Financial Emergency. A Participant may request a withdrawal from his or her Account prior to the time amounts would otherwise be distributed under this Plan only upon demonstrating to the satisfaction of the Committee that the Participant has experienced an unforeseeable financial emergency. For purposes of this section, an unforeseeable financial emergency means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or the Participant’s tax dependent(s), loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control. The amount distributed for an unforeseeable financial emergency shall be limited to the amount necessary to satisfy the financial emergency, plus an amount necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which the financial emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets.

SECTION VII DEATH OF PARTICIPANT

     7.1 Death Before Distributions Begin. If the Participant dies before distributions begin, the Committee shall authorize distribution of the Account to the Beneficiary in the form of a single lump sum as soon as administratively possible after receiving proof of the Participant’s death.

     7.2 Death During Distribution of a Benefit. If the Participant dies after any benefit distributions have begun under this Plan but before receiving all such distributions, the Committee shall distribute to the Beneficiary the remaining benefits at the same time and in the same amounts that would have been distributed to the Participant if the Participant had survived.

     7.3 Beneficiary Designations. Each Participant shall have the right, at any time, to designate a Beneficiary to receive any benefit distributions under this Plan upon the death of the Participant. The Participant shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Committee or its designated agent. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by the Participant’s spouse and returned to the Committee. The Participant's beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Participant or if the Participant names a spouse as Beneficiary and the marriage is subsequently dissolved. The Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan’s rules and procedures, as in effect from time to time. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to the Participant’s death. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged by the Committee or its designated agent. If the Participant dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Participant, then the Participant’s spouse shall be the designated Beneficiary. If the Participant has no surviving spouse, the benefits shall be made to the personal representative of the Participant's estate.

SECTION VIII

LIMITATIONS

     8.1 Requirement of Non-Competition. If the employment agreement of any Participant contains a requirement that the Participant refrain from competition with the Bank, at any time the Committee determines that a Participant is in violation of such non-competition agreement, it may discontinue the payment of such benefits to such person.

SECTION IX ADMINISTRATION OF THE PLAN

     9.1 Committee Duties. This Plan shall be administered by the Committee. The Committee shall administer this Plan according to its express terms and shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with the Plan to the extent the exercise of such discretion and authority does not conflict with Section 409A of the Code and regulations thereunder.

     9.2 Agents. In the administration of this Plan, the Committee may designate agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Bank. Unless specifically stated to the contrary, the Committee’s agents shall have the sane discretion and authority as the Committee itself.

     9.3 Binding Effect of Decisions. The decision or action of the Committee or its designated agent with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

     9.4 Indemnity of Committee. The Bank shall indemnify and hold harmless the members of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members.

     9.5 Bank Information. To enable the Committee to perform its functions, the Bank shall supply full and timely information to the Committee on all matters relating to the date and circumstances of the retirement, Disability, death, or Termination Date of the Participant, and such other pertinent information as the Committee may reasonably require. The Participant hereby consents to the disclosure of such information to the Committee or its designated representative.

SECTION X CLAIMS PROCEDURES

     10.1 Claims Procedure. A Participant or Beneficiary (“claimant”) who has not received benefits under the Plan that he or she believes should be distributed shall make a claim for such benefits as follows:

            (a) Initiation – Written Claim. The claimant initiates a claim by submitting to the Committee a written claim for the benefits. If such a claim relates to the contents of a notice received by the claimant, the claim must be made within sixty (60) days after such notice was received by the claimant. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the claimant.

     (b) Timing of Committee Response. The Committee shall respond to such claimant within 90 days after receiving the claim. If the Committee determines that special circumstances require additional time for processing the claim, the Committee can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Committee expects to render its decision.

     (c) Notice of Decision. If the Committee denies part or all of the claim, the Committee shall notify the claimant in writing of such denial. The Committee shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(1) The specific reasons for the denial;

(2) A reference to the specific provisions of the Plan on which the denial is based;

(3) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

(4) An explanation of the Plan’s review procedures and the time limits applicable to such procedures; and

(5) A statement of the claimant’s right to bring a civil action under ERISA Section
502(a) following an adverse benefit determination on review.

     10.2 Review Procedure. If the Committee denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Committee of the denial, as follows:

            (a) Initiation – Written Request. To initiate the review, the claimant, within 60 days after receiving the Committee’s notice of denial, must file with the Committee a written request for review.

            (b) Additional Submissions – Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Committee shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

            (c) Considerations on Review. In considering the review, the Committee shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

            (d) Timing of Committee Response. The Committee shall respond in writing to such claimant within 60 days after receiving the request for review. If the Committee determines that special circumstances require additional time for processing the claim, the Committee can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Committee expects to render its decision.

            (e) Notice of Decision. The Committee shall notify the claimant in writing of its decision on review. The Committee shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(1) The specific reasons for the denial;

(2) A reference to the specific provisions of the Plan on which the denial is based;

(3) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits;
and

(4) A statement of the claimant’s right to bring a civil action under ERISA Section
502(a).

     10.3 Delegation of Authority to Decide Claims. The Committee may delegate its authority to decide claims to one or more officers of the Bank, and such delegation shall include the full discretionary authority granted to the Committee under Section 9.1. If the claimant is a member of the Committee or has been delegated authority by the Committee, the claimant may not participate in the deliberation or decision-making process regarding his or her own claim.

SECTION XI AMENDMENTS AND TERMINATION

     11.1 Amendments. This Plan may be amended only by action of the Board, evidenced by a written amendment signed by an authorized representative of the Bank.

     11.2 Plan Termination Generally. This Plan may be terminated only by action of the Board, evidenced by a written amendment signed by an authorized representative of the Bank. Any Stock Appreciation Rights granted under the Plan prior to the date of termination shall be governed by the terms of the Plan (including any provisions with respect to continued vesting) in effect prior to the Board’s action to terminate the Plan. Except as provided in Section 11.3, the termination of this Plan shall not cause a distribution of benefits under this Plan. Rather, upon such termination benefit distributions will be made at the earliest distribution event permitted under Section VI.

     11.3 Plan Terminations Under Section 409A. The Bank may distribute the vested Account balance, determined as of the Valuation Date immediately preceding termination of the Plan, to the Participant in a lump sum if the Bank terminates this Plan in the following circumstances:

             (a) Within thirty (30) days before, or twelve (12) months after a Change in Control, provided that all distributions are made no later than twelve (12) months following such termination of the Plan and further provided that all the Bank’s arrangements which are substantially similar to the Plan are terminated so the Participant and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the termination of the arrangements; or

             (b) Upon the Bank’s dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Plan are included in the Participant's gross income in the latest of (1) the calendar year in which the Plan terminates; (2) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (3) the first calendar year in which the distribution is administratively practical; or

             (c) Upon the Bank’s termination of this and all other account balance plans (as referenced in Section 409A of the Code or the regulations thereunder), provided that all distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and the Bank does not adopt any new account balance plans for a minimum of five (5) years following the date of such termination.

SECTION XII MISCELLANEOUS

     12.1 Binding Effect. This Plan shall bind the Participant and the Bank, and their beneficiaries, survivors, executors, administrators and transferees.

     12.2 No Guarantee of Employment. This Plan is not a contract for employment. It does not give the Participant the right to remain as an employee or director of the Bank, nor does it interfere with the Bank’s right to discharge the Participant. It also does not require the Participant to remain an employee or director nor interfere with the Participant's right to terminate employment at any time.

     12.3 Non-Transferability. Benefits under this Plan cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

     12.4 Tax Withholding and Reporting. The Bank shall withhold any taxes that are required to be withheld, including but not limited to taxes owed under Section 409A of the Code and regulations thereunder, from the benefits provided under this Plan. The Participant acknowledges that the Bank’s sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies). Further, the Bank shall satisfy all applicable reporting requirements, including those under Section 409A of the Code and regulations thereunder.

     12.5 Applicable Law. The Plan and all rights hereunder shall be governed by the laws of the State of Washington, except to the extent preempted by the laws of the United States of America.

     12.6 Unfunded Arrangement. Each Participant and each Beneficiary are general unsecured creditors of the Bank for the distribution of benefits under this Plan. The benefits represent the mere promise by the Bank to distribute such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Participant's life or other informal funding asset is a general asset of the Bank to which the Participant and Beneficiary have no preferred or secured claim.

     12.7 Entire Plan. This Plan constitutes the entire agreement between the Bank and the Participant as to the subject matter hereof. No rights are granted to the Participant by virtue of this Plan other than those specifically set forth herein.

     12.8 Alternative Action. In the event it shall become impossible for the Bank or the Committee to perform any act required by this Plan, the Bank or Committee may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Plan and is in the best interests of the Bank, provided that such alternative acts do not violate Section 409A of the Code.

     12.9 Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

     12.10 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

     12.11 Compliance with Section 409A. This Plan shall at all times be administered and the provisions of this Plan shall be interpreted consistent with the requirements of Section 409A of the Code and any and all regulations thereunder, including such regulations as may be promulgated after the Effective Date of this Plan.

IN WITNESS WHEREOF, and pursuant to proper authority, a duly authorized representative of the Bank has signed this Plan.

COWLITZ BANCORPORATION By: ___________________________ Title:__________________________ Date:__________________________